As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stealth BioTherapeutics Corp

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Stealth BioTherapeutics Corp c/o Intertrust Corporate Services (Cayman) Limited One Nexus Way Camana Bay Grand Cayman KY1-9005 Cayman Islands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2019 Share Incentive Plan

2020 ADS Incentive Plan

(Full Title of the Plan)

Stealth BioTherapeutics Inc.

140 Kendrick Street

Building C-West

Needham, MA 02494

(Name and Address of Agent For Service)

(617) 600-6888

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $0.0003 par value per share(4)	14,697,061(2)	$0.146(3)	$2,149,445(3)	$234.50
Ordinary Shares, $0.0003 par value per share(4)	9,526,380(5)	$0.146(3)	$1,393,233(3)	$152.00

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 14,697,061 ordinary shares issuable under the 2019 Share Incentive Plan, as amended, as of January 1, 2021, pursuant to such plan’s evergreen provision.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the registrant’s ADSs on the Nasdaq Global Market on February 25, 2021.

(4)

American Depositary Shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-229509), as amended. Each ADS represents 12 ordinary shares.

(5)	Consists of 793,865 ADSs, representing 9,526,380 ordinary shares, issuable under the 2020 ADS Incentive Plan, as amended, as of January 1, 2021, pursuant to such plan’s evergreen provision.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2019 Share Incentive Plan (the “2019 Plan”) and the 2020 ADS Incentive Plan (the “2020 Plan”) of Stealth BioTherapeutics Corp (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-230452, filed with the Securities and Exchange Commission on March 22, 2019 by the Registrant, relating to the Registrant’s 2006 Share Incentive Plan and 2019 Plan and (ii) the Registration Statement on Form S-8, File No. 333-237541, filed with the Securities and Exchange Commission on April 2, 2020, relating to the Registrant’s 2020 Plan, in each case except for Item 8, Exhibits.

Item 8. Exhibits.

Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

4.2	Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and all Owners and Holders of ADSs issued thereunder (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Report of Foreign Private Issuer on Form 6-K, dated as of March 4, 2019)

5.1	Opinion of Walkers

23.1	Consent of Walkers (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature pages of this registration statement)

99.1	2019 Share Incentive Plan (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

99.2	2020 ADS Incentive Plan (incorporated herein by reference to Exhibit 4.20 to the registrant’s Annual Report on Form 20-F, dated April 1, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Massachusetts, on this 26th day of February, 2021.

Stealth BioTherapeutics Corp

By:	/s/ Irene P. McCarthy
Irene P. McCarthy
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Stealth BioTherapeutics Corp, hereby severally constitute and appoint Irene P. McCarthy and Henry Hess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Stealth BioTherapeutics Corp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene P. McCarthy Irene P. McCarthy	Chief Executive Officer and Director (principal executive officer, principal financial officer and principal accounting officer)	February 26, 2021

/s/ Francis W. Chen Francis W. Chen, Ph.D.	Director	February 26, 2021

/s/ Gerald L. Chan Gerald L. Chan, Sc.D.	Director	February 26, 2021

/s/ Kevin F. McLaughlin Kevin F. McLaughlin	Director	February 26, 2021

/s/ Eve Slater Eve Slater	Director	February 26, 2021

/s/ Louis Lange Louis Lange	Director	February 26, 2021

/s/ Edward P. Owens Edward P. Owens	Director	February 26, 2021

STEALTH BIOTHERAPEUTICS INC.
Authorized Representative in the United States

By:	/s/ Irene P. McCarthy
Name:	Irene P. McCarthy
Title:	Chief Executive Officer